Exhibit 5.1
April 28, 2011
Brightpoint, Inc.
7635 Interactive Way, Suite 200
Indianapolis, IN 46278

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Brightpoint, Inc., an Indiana corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), relating to the registration of (i) an indeterminate number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) an indeterminate number of one or more series of shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock” and together with the Common Stock, the “Securities”), by the Company and the selling shareholders named in the Registration Statement to be issued to the public from time to time pursuant to Rule 415 of the 1933 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to them in the Registration Statement.
     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers of the Company.
     We have also assumed that, at the time of issuance of any Common Stock or Preferred Stock, (a) the Amended and Restated Articles of Incorporation of the Company (the “Articles”), the Amended and Restated By-Laws of the Company, and the Indiana Business Corporation Law, as amended (the “IBCL”), shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock or Preferred Stock, as the case may be, authorized under the Articles (as then in effect), unissued and not otherwise reserved for issuance.
     Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

April 28, 2011

     1. Registration of the Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the Registration Statement becomes effective under the 1933 Act and the applicable provisions of the 1933 Act and such state “blue sky” or securities laws as may be applicable have been complied with, (b) the Company’s Board of Directors (or a duly authorized committee of such Board of Directors) has duly authorized a specified number of shares of Common Stock for issuance on terms and for consideration determined by the Board of Directors (or such authorized committee), which consideration shall not be less than the par value per share, and (c) the shares of Common Stock have duly been issued and delivered as contemplated by the Registration Statement, and paid for, such Common Stock will be legally issued, fully paid and nonassessable.
     2. Registration of the Preferred Stock has been duly authorized by all necessary corporate action of the Company and when (a) the Registration Statement becomes effective under the 1933 Act and the applicable provisions of the 1933 Act and such state “blue sky” or securities laws as may be applicable have been complied with, (b) the Company’s Board of Directors (or a duly authorized committee of such Board of Directors) has duly adopted and the Company has duly filed with the Indiana Secretary of State, Articles of Amendment to the Company’s Articles of Incorporation establishing, in accordance with the IBCL, the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to the issuance thereof, (c) the Company’s Board of Directors (or a duly authorized committee of such Board of Directors) has duly authorized a specified number of shares of Preferred Stock for issuance on terms and for consideration determined by the Board of Directors (or such authorized committee), and (d) the shares of Preferred Stock have been duly issued and delivered as contemplated by the Registration Statement, and paid for, such Preferred Stock will be legally issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the prospectus, and to the reference to our firm in the Registration Statement under the caption “Validity of Securities”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Ice Miller LLP